                                                                    Exhibit 99.1


(GAYLORD ENTERTAINMENT TM LOGO)

                    GAYLORD ENTERTAINMENT CO. SECOND QUARTER
                  HOSPITALITY SEGMENT TOTAL REVPAR UP 7 PERCENT

          NEW GAYLORD HOTELS PROJECT OUTSIDE NATION'S CAPITAL DETAILED
           AS HOSPITALITY SEGMENT ADVANCE BOOKINGS INCREASE 44 PERCENT

NASHVILLE, Tenn. (July 29, 2004) ---- Gaylord Entertainment Co. (NYSE: GET) today reported second quarter results featuring higher revenues and a 44 percent increase in advance bookings.

For the quarter ended June 30, 2004:

      - Consolidated revenues were $202.1 million, an increase of 91.6 percent from $105.5 million in the same period last year due to the inclusion of the results of ResortQuest and a strong performance from the Gaylord Texan Resort & Convention Center. Year-to-date, consolidated revenues were $361.0 million, an increase of 64.2 percent from $219.9 million in the same period last year;

      - Same-store revenue per available room(1) ("RevPAR") at Gaylord Hotels was $111.23 during the second quarter of 2004 versus $105.92 for the second quarter of 2003;

      - Total revenue for the hospitality segment increased 41.9 percent to $128.0 million. Advance bookings for the hospitality segment were up 44 percent over last year's second quarter to more than 350,000 room nights;

      - RevPAR(1) at ResortQuest improved 10.3 percent in the second quarter to $77.62 due to improvements in occupancy and average daily rate ("ADR");

      - The Gaylord Texan successfully opened in Grapevine, Tex., and established itself as one of the leading hotels in the Dallas-Fort Worth market, according to Smith Travel Research;

      - Adjusted EBITDA(2) in the second quarter was $19.4 million compared to $12.8 million in the same quarter of 2003 as a result of the strong performance in the Hospitality segment noted above;

      - Consolidated Cash Flow (a defined term in the indenture related to the company's 8 percent senior notes) ("CCF")(3) was $27.9 million. This compares to $17.0 million of CCF in the prior-year period;

"The extraordinary increase in advance bookings and enthusiastic response to our newest hotel, the Gaylord Texan, demonstrate that our hospitality strategy has established traction," said Colin V. Reed, president and chief executive officer of Gaylord Entertainment. "The results also demonstrate that we are successfully differentiating Gaylord Hotels in the marketplace through outstanding service in highly entertaining environments. This gives us great confidence as we proceed with our newest project for one of the most strategic and desirable locations in the country, National Harbor, in the nation's capital region. We expect to open the property, with 1,500 rooms and well over 400,000 square feet of meeting and convention space, by early 2008."

SEGMENT OPERATING RESULTS

HOSPITALITY

Key components of the company's hospitality segment for the second quarter of 2004 include:

      - Total revenue per available room(4) (Total RevPAR) increased 7.1 percent for the second quarter to $231.22;

      - Revenues in the second quarter of 2004 increased 41.9 percent to $128.0 million versus the same period a year ago;

      - Operating income was $9.7 million for the second quarter of 2004 compared to $8.5 million for the second quarter of 2003;

      - CCF was $30.3 million for the second quarter of 2004 compared to $23.9 million for the second quarter of 2003;

      - Same-store occupancy rose 4.2 percentage points to 76.6% in the second quarter while ADR decreased to $145.18 from $146.30 on a year over year comparison. Offsetting the lower ADR, same-store other revenue per available room increased 9.4 percent.

"Our Gaylord Hotels brand delivered solid results in the quarter," said Reed. "We continue to manage our business for the long term which is why we continue to focus on service. We believe that is why both the Gaylord Opryland and Gaylord Palms have been named 'Gold Key Elite' and 'Gold Platter' winners in a survey of 70,000 guests and meeting planners by Meetings & Conventions magazine. Having two Gold Key Elite properties is a remarkable achievement that only Gaylord Hotels can claim."

At the property level, Gaylord Opryland generated RevPAR of $109.03 in the second quarter of 2004 versus $94.35 in the second quarter of 2003, a 15.6 percent increase. Occupancy increased by 8.0 percentage points to 76.2 percent thanks to stronger group business; ADR was $143.00, up 3.4 percent compared to the second quarter of 2003. Total revenue per available room increased 18.8 percent in the second quarter as a result of higher food and beverage and ancillary spending.

Gaylord Palms generated RevPAR of $125.71 in the second quarter of 2004, compared to $141.15 in the same period of 2003. The decline was driven by a lower occupancy rate during the quarter of 77.3 percent down from 82.4 percent a year ago. ADR was $162.61 for the quarter, down 5.1 percent compared to the prior year. Total revenue per available room at Gaylord Palms was $302.56 in the second quarter of 2004, a 6.6 percent decrease from the second quarter of 2003.

The Gaylord Texan opened its doors to customers on April 2, 2004 and generated RevPAR of $86.91 in the second quarter of 2004, with occupancy at 64.0 percent. ADR was $135.75 for the quarter. Total revenue per available room at the Gaylord Texan was $230.16 in the second quarter of 2004.

RESORTQUEST

For the second quarter of 2004, ResortQuest revenues were $57.2 million and operating income was $1.0 million. ResortQuest CCF was $4.9 million for the period.

Second quarter occupancy for ResortQuest increased 4.0 percentage points to 51.9 percent and ADR rose to $149.59, up from $146.96 in the second quarter of 2003. This resulted in RevPAR of $77.62 for the second quarter of 2004, a 10.3 percent increase over the same period in 2003. Total units under exclusive management decreased to 17,507 for the second quarter, down from 17,854 in the year earlier period.

"We have invested in the ResortQuest business by installing a new leadership team and integrating key functions," said Reed. "Now, after months of exhaustive research and careful study we are ready to re-position ResortQuest International as the ResortQuest Vacation Home Network using service-based branding principles. We believe we will set a new standard for the industry that will strongly appeal to customers and property owners. We are confident we will become the premier brand in the vacation property rental business."

OPRY AND ATTRACTIONS

Opry and Attractions revenues were $16.8 million in the second quarter of 2004 compared to $15.2 million in the second quarter of 2003. The operating loss in the Opry and Attractions segment was $0.4 million in the second quarter of 2004 compared to an operating income of $0.2 million in the second quarter of 2003. Opry and Attractions CCF increased to $2.1 million in the second quarter from $1.4 million in the same period a year ago.

"The 'Grand Ole Opry American Road Show' has played to very favorable reviews in the first five markets of its summer tour," said Reed. "With Vince Gill headlining the tour, we expect the dates at major fairs and venues in the country's heartland to be an effective way to broaden the reach and appeal of the Opry."

CORPORATE AND OTHER

Corporate and Other operating loss totaled $11.6 million for the second quarter of 2004, compared to an operating loss of $10.2 million for the second quarter of 2003. Corporate and Other operating losses included non-cash charges of $1.4 million and $1.8 million for the second quarter of 2004 and 2003, respectively. These charges include items such as depreciation, amortization and the non-cash portion of the Gaylord Entertainment Center naming-rights agreement expense. Corporate and Other CCF was a loss of $9.4 million in the second quarter of 2004 and a loss of $8.4 million in the second quarter of 2003.

The company was recently notified by the Securities and Exchange Commission's
(SEC) Division of Enforcement that it had terminated the investigation into the company's January 2003 restatement of its historical financial statements for 2000, 2001 and the first nine months of 2002 without recommending any enforcement action to the SEC.

LIQUIDITY

At June 30, 2004, the company had total debt outstanding of $542.4 million and unrestricted and restricted cash of $109.7 million.

On May 3, 2004, an offering of 7,019,162 shares of common stock owned by the Gaylord family and affiliates was completed. The company did not receive any proceeds from the sale. All associated fees and expenses were paid by the selling shareholders.

BASS PRO SHOPS

On July 8, 2004, Bass Pro, Inc., redeemed the approximate 28.5 percent stake held in Bass Pro by J. W. Childs. As a result, Gaylord's ownership stake has increased to 26.6 percent. Consequently, beginning in the third quarter, Gaylord will account for its interest in Bass Pro using the equity method of accounting under applicable accounting literature. The equity method of accounting will be applied retroactively to all periods presented.

OUTLOOK

The following information is based on current information as of July 28, 2004, and includes the impact from the consolidation of ResortQuest. The company does not expect to update guidance until next quarter's earnings release. However, the company may update its full business outlook or any portion thereof at any time for any reason.

"We are making significant progress in growing our business, particularly in our hospitality segment," said Reed. "We see emerging strength in the convention sector of the hospitality industry but it's clear to us that this strength is driven by our superior positioning and execution supported by an improving economy. At this time, we are maintaining our 2004 guidance levels that were previously announced."

CONSOLIDATED

2004 Revenues                               $740 million range
2004 CCF                                    $100 million range
Q3 2004 Revenues                            $190 million range
Q3 2004 CCF                                 $29.5 million range
Q3 2004 Capital Expenditures                $30-35 million range

GAYLORD HOTELS

2004 RevPAR (same store)                    0% to 2% growth
2004 CCF                                    $109 million range
2004 Gaylord Texan CCF                      $15 million range
2004 Advance Bookings                       1.3 to 1.4 million
Q3 2004 RevPAR (same store)                 4.5 % to 5.5% decline
2005-2007 RevPAR (same store)               Annual, high single-digit growth


RESORTQUEST

2004 CCF                                    $20 million range


OPRY AND ATTRACTIONS

2004 CCF                                    $8 million range

WEB CAST AND REPLAY

Gaylord Entertainment will hold a conference call to discuss this release today at 10 a.m. EDT. Investors can listen to the conference call over the Internet at www.gaylordentertainment.com. To listen to the live call, please go to the Investor Relations section of the Web site (Investor Relations/Presentations, Earnings, and Webcasts) at least 15 minutes prior to the call to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be made available shortly after the call and will run for 30 days.

ABOUT GAYLORD ENTERTAINMENT

Gaylord Entertainment (NYSE: GET), a leading hospitality and entertainment company based in Nashville, Tenn., owns and operates three industry-leading brands - Gaylord Hotels (www.gaylordhotels.com), its network of upscale, meetings-focused resorts, ResortQuest International (www.resortquest.com), the nation's largest vacation rental property management company, and the Grand Ole Opry (www.opry.com), the weekly showcase of country music's finest performers for 78 consecutive years. The company's entertainment brands and properties include the Radisson Hotel Opryland, Ryman Auditorium, General Jackson Showboat, Springhouse Golf Club, Wildhorse Saloon and WSM-AM. For more information about the company, visit www.gaylordentertainment.com.

This press release contains statements as to the company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the timing of the opening of new facilities, costs associated with developing new hotel facilities, business levels at the company's hotels, risks associated with ResortQuest's business and the company's ability to successfully integrate ResortQuest, and the ability to obtain financing for new developments. The company's ability to achieve forecasted results for its ResortQuest business depends upon levels of occupancy at ResortQuest units under management, especially during the third quarter. In the hospitality segment, the company's ability to improve occupancy levels and operating efficiencies at its new Gaylord Texan Resort will be an important factor in the latter half of 2004. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the company with the Securities and Exchange Commission. The company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

(1) The company calculates revenue per available room ("RevPAR") for its Hospitality segment by dividing room sales by room nights available to guests for the period. The company calculates revenue per available room ("RevPAR") for its ResortQuest segment by dividing gross lodging revenues by room nights available to guests for the period. Our ResortQuest segment revenue represents a percentage of the gross lodging revenues based on the services provided by ResortQuest.

(2) Adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, as well as certain unusual items) is used herein because we believe it allows for a more complete analysis of operating performance by presenting an analysis of operations separate from the earnings impact of capital transactions and without certain items that do not impact our ongoing operations such as the effect of the changes in fair value of the Viacom stock we own and changes in the fair value of the derivative associated with our secured forward exchange contract, restructuring charges, gains on the sale of assets, and impairment and other charges. In accordance with generally accepted accounting principles, the changes in fair value of the Viacom stock and derivatives are not included in determining our operating income (loss). The information presented should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (such as operating income, net income, or cash from operations), nor should it be considered as an indicator of overall financial performance. Adjusted EBITDA does not fully consider the impact of investing or financing transactions, as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of our results of operations. Our method of calculating adjusted EBITDA may be different from the method used by other companies and therefore comparability may be limited. A reconciliation of adjusted EBITDA to net income or segment operating income is presented in the Supplemental Financial Results of this release.

(3) As noted in footnote 2 above adjusted EBITDA is used herein as essentially operating income plus depreciation and amortization. Consolidated Cash Flow (which is used in this release as that term is defined in the Indenture governing the company's 8% senior notes) also excludes the impact of pre-opening costs, the non-cash portion of the naming rights and Florida ground lease expense, non-recurring ResortQuest integration charges which when added to other expenses related to the merger do not exceed $10 million, and adds (subtracts) other gains (losses). The Consolidated Cash Flow measure is one of the principal tools used by management in evaluating the operating performance of the company's business and represents the method by which the Indenture calculates whether or not the company can incur additional indebtedness (for instance in order to incur additional indebtedness, Consolidated Cash Flow for the most recent four fiscal quarters as a ratio to debt service must be at least 2 to 1). The calculation of these amounts as well as a reconciliation of those amounts to net income or segment operating income is included as part of the supplemental information contained in the press release.

(4) The company calculates total revenue per available room ("Total RevPAR") by dividing the sum of room sales, food & beverage, and other ancillary services revenue by room nights available to guests for the period.

INVESTOR RELATIONS CONTACTS:
David Kloeppel, CFO
Gaylord Entertainment
(615) 316-6101
dkloeppel@gaylordentertainment.com

~OR~

Jason Morgan, VP Strategic Planning
& Investor Relations
Gaylord Entertainment
(615) 316-6561
jmorgan@gaylordentertainment.com

~OR~

Monica Huang
Sloane & Company
(212) 446-1874
mhuang@sloanepr.com

MEDIA CONTACTS:
Greg Rossiter, VP Corporate Communications
Gaylord Entertainment
(615) 316-6302
grossiter@gaylordentertainment.com

~OR~

Dan O'Connor
Sloane & Company
(212) 446-1865
doconnor@sloanepr.com

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                    Unaudited
                      (In thousands, except per share data)

                                                           Three Months Ended
                                                                June 30,
                                                       -------------------------
                                                          2004            2003
                                                       ---------       ---------
Revenues                                               $ 202,071       $ 105,470
Operating expenses
  Operating costs                                        113,139          62,710
  Selling, general and administrative (a)                 65,042          27,747
  Impairment and other charges                             1,212              --
  Restructuring charges                                       78              --
  Pre-opening costs                                        3,210           2,248
  Depreciation and amortization                           20,775          14,304
                                                       ---------       ---------
Operating income (loss)                                   (1,385)         (1,539)
                                                       ---------       ---------

Interest expense, net of amounts capitalized             (14,332)        (11,291)
Interest income                                              274             512
Unrealized gain (loss) on Viacom stock                   (38,400)         78,562
Unrealized gain (loss) on derivatives                     12,943         (48,426)
Other gains and (losses), net                                717              60
                                                       ---------       ---------

Income (loss) before income taxes and
 discontinued operations                                 (40,183)         17,878
                                                       ---------       ---------

(Benefit) provision for income taxes                     (16,888)          7,334


Income (loss) from continuing operations before
 discontinued operations                                 (23,295)         10,544

Income from discontinued operations, net of taxes             --             809

                                                       ---------       ---------
Net income (loss)                                      $ (23,295)      $  11,353
                                                       =========       =========

Basic net income (loss) per share:
  Income (loss) from continuing operations             $   (0.59)      $    0.31
  Income from discontinued operations, net of
   taxes                                                      --            0.03
                                                       ---------       ---------
  Consolidated EPS                                     $   (0.59)      $    0.34
                                                       =========       =========

Fully diluted net income (loss) per share:
  Income (loss) from continuing operations             $   (0.59)      $    0.31
  Income from discontinued operations, net of
   taxes                                                      --            0.02
                                                       ---------       ---------
  Consolidated diluted EPS                             $   (0.59)      $    0.33
                                                       =========       =========

Weighted average common shares for the period:

  Basic                                                   39,597          33,819
  Fully-diluted                                           39,597          34,070

                                                           Six Months Ended
                                                                June 30,
                                                       -------------------------
                                                          2004            2003
                                                       ---------       ---------
Revenues                                               $ 360,954       $ 219,850
Operating expenses
  Operating costs                                        209,368         128,406
  Selling, general and administrative (a)                110,481          55,320
  Impairment and other charges                             1,212              --
  Restructuring charges                                       78              --
  Pre-opening costs                                       14,016           3,828
  Depreciation and amortization                           37,470          28,877
                                                       ---------       ---------
Operating income (loss)                                  (11,671)          3,419
                                                       ---------       ---------

Interest expense, net of amounts capitalized             (24,161)        (20,663)
Interest income                                              660           1,031
Unrealized gain (loss) on Viacom stock                   (95,286)         31,909
Unrealized gain (loss) on derivatives                     57,997          (8,960)
Other gains and (losses), net                              1,637             283
                                                       ---------       ---------

Income (loss) before income taxes and
 discontinued operations                                 (70,824)          7,019
                                                       ---------       ---------

(Benefit) provision for income taxes                     (28,136)          3,098


Income (loss) from continuing operations before
 discontinued operations                                 (42,688)          3,921

Income from discontinued operations, net of taxes             --             976
                                                       ---------       ---------
Net income (loss)                                      $ (42,688)      $   4,897
                                                       =========       =========

Basic net income (loss) per share:
  Income (loss) from continuing operations             $   (1.08)      $    0.11
  Income from discontinued operations, net of
   taxes                                                      --            0.03
                                                       ---------       ---------
  Consolidated EPS                                     $   (1.08)      $    0.14
                                                       =========       =========

Fully diluted net income (loss) per share:
  Income (loss) from continuing operations             $   (1.08)      $    0.11
  Income from discontinued operations, net of
   taxes                                                      --            0.03
                                                       ---------       ---------
  Consolidated diluted EPS                             $   (1.08)      $    0.14
                                                       =========       =========

Weighted average common shares for the period:

  Basic                                                   39,528          33,802
  Fully-diluted                                           39,528          33,927

    -- (a)Includes non-cash lease expense of $1,638 and $1,638 for the three months ended June 30, 2004 and 2003, respectively, and $3,275 and $3,276 for the six months ended June 30, 2004 and 2003 respectively, related to the effect of recognizing the Gaylord Palms ground lease expense on a straight-line basis. Also includes non-cash expense of $224 and $255 for the three months ended June 30, 2004 and 2003, respectively, and $448 and $510 for the six months ended June 30, 2004 and 2003 respectively, related to the effect of recognizing the Naming Rights Agreement for the Gaylord Entertainment Center on a straight-line basis.

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                    Unaudited
                                 (In thousands)

                                                      June 30,      December 31,
                                                        2004            2003
                                                    -----------     ------------
                   ASSETS
Current assets:
 Cash and cash equivalents - unrestricted           $   54,585      $  120,965
 Cash and cash equivalents - restricted                 55,123          37,723
 Trade receivables, net                                 49,635          26,101
 Deferred financing costs                               26,865          26,865
 Deferred income taxes                                  11,146           8,753
 Other current assets                                   23,536          20,121
 Current assets of discontinued operations                  58              19
                                                    ----------      ----------
   Total current assets                                220,948         240,547

Property and equipment, net of accumulated
  depreciation                                       1,346,107       1,297,528
Intangible assets, net of accumulated
  amortization                                          27,536          29,505
Goodwill                                               170,660         169,642
Indefinite lived intangible assets                      40,591          40,591
Investments                                            453,625         548,911
Estimated fair value of derivative assets              187,996         146,278
Long-term deferred financing costs                      61,164          75,154
Other long-term assets                                  28,089          29,107
                                                    ----------      ----------

   Total assets                                     $2,536,716      $2,577,263
                                                    ==========      ==========

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term debt and capital
   lease obligations                                $    8,693      $    8,584
 Accounts payable and accrued liabilities              193,880         154,952
 Current liabilities of discontinued
  operations                                             2,893           2,930
                                                    ----------      ----------
   Total current liabilities                           205,466         166,466

Secured forward exchange contract                      613,054         613,054
Long-term debt and capital lease obligations,
  Net of current portion                               533,724         540,175
Deferred income taxes                                  223,124         251,039
Estimated fair value of derivative liabilities           8,214          21,969
Other long-term liabilities                             81,796          79,226
Other long-term liabilities of discontinued
  operations                                                --             825
Stockholders' equity                                   871,338         904,509
                                                    ----------      ----------

   Total liabilities and stockholders' equity       $2,536,716      $2,577,263
                                                    ==========      ==========

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                         SUPPLEMENTAL FINANCIAL RESULTS
                                    Unaudited
                    (in thousands, except operating metrics)


Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") and Consolidated Cash Flow ("CCF") reconciliation:

                                                           Three Months Ended June 30,
                                             -----------------------------------------------------------
                                                        2004                             2003
                                             --------------------------       --------------------------
                                                 $              Margin            $              Margin
                                             ---------         --------       ---------         --------
Consolidated
 Revenue                                     $ 202,071           100.0%       $ 105,470           100.0%

 Net income (loss)                           $ (23,295)         -11.5%        $  11,353            10.8%
  Income from discontinued
    operations, net of taxes                        --             0.0%            (809)          -0.8%
  (Benefit) provision  for income
    taxes                                      (16,888)          -8.4%            7,334             7.0%
  Other (gains) and losses, net                   (717)          -0.4%              (60)          -0.1%
  Unrealized (gain) loss on
    derivatives                                (12,943)          -6.4%           48,426            45.9%
  Unrealized (gain)loss on Viacom
    stock                                       38,400            19.0%         (78,562)         -74.5%
  Interest expense, net                         14,058             7.0%          10,779            10.2%
                                             ---------                        ---------
 Operating income (loss)                     $  (1,385)          -0.7%        $  (1,539)          -1.5%
  Depreciation & amortization                   20,775            10.3%          14,304            13.6%
                                             ---------                        ---------
 Adjusted EBITDA                             $  19,390             9.6%       $  12,765            12.1%
  Pre-opening costs                              3,210             1.6%           2,248             2.1%
  Non-cash lease expense                         1,638             0.8%           1,638             1.6%
  Non-cash naming rights for Gaylord
    Arena                                          224             0.1%             255             0.2%
  Impairment and other non-cash
    charges                                      1,212             0.6%              --              --
  Non-recurring ResortQuest integration
    charges                                      1,475             0.7%             N/A             N/A
  Other gains and (losses), net                    717             0.4%              60             0.1%
                                             ---------                        ---------
 CCF                                         $  27,866            13.6%       $  16,966            16.1%
                                             =========                        =========

Hospitality segment
 Revenue                                     $ 128,024           100.0%       $  90,190           100.0%
 Operating income                                9,665             7.5%           8,533             9.5%
  Depreciation & amortization                   15,908            12.4%          11,550            12.8%
                                             ---------                        ---------
 Adjusted EBITDA                             $  25,573            20.0%       $  20,083            22.3%
  Pre-opening costs                              3,210             2.5%           2,248             2.5%
  Non-cash lease expense                         1,638             1.3%           1,638             1.8%
  Other gains and (losses), net                   (113)          -0.1%              (24)            0.0%
                                             ---------                        ---------
 CCF                                         $  30,308            23.7%       $  23,945            26.5%
                                             =========                        =========

ResortQuest segment
 Revenue                                     $  57,197           100.0%             N/A             N/A
 Operating income                                  964             1.7%             N/A             N/A
  Depreciation & amortization                    2,389             4.2%             N/A             N/A
                                             ---------                        ---------
 Adjusted EBITDA                             $   3,353             5.9%             N/A             N/A
  Non-recurring ResortQuest integration
    charges                                      1,475             2.6%             N/A             N/A
  Other gains and (losses), net                     29             0.1%             N/A             N/A
                                             ---------                        ---------
 CCF                                         $   4,857             8.5%             N/A             N/A
                                             =========                        =========


Opry and Attractions segment
Revenue                                      $  16,772           100.0%       $  15,234           100.0%
 Operating income (loss)                          (395)          -2.4%              162             1.1%
  Depreciation & amortization                    1,315             7.8%           1,232             8.1%
                                             ---------                        ---------
 Adjusted EBITDA                             $     920             5.5%       $   1,394             9.2%
  Impairment and other non-cash
    charges                                      1,212             7.2%              --              --
  Other gains and (losses), net                     (1)            0.0%              --              --
                                             ---------                        ---------
 CCF                                         $   2,131            12.7%       $   1,394             9.2%
                                             =========                        =========

Corporate and Other segment
 Revenue                                     $      78                        $     46
 Operating loss                                (11,619)                        (10,234)
  Depreciation & amortization                    1,163                           1,522
                                             ---------                        ---------
 Adjusted EBITDA                             $ (10,456)                       $ (8,712)
  Non-cash naming rights for Gaylord
   Arena                                           224                             255
  Other gains and (losses), net                    802                              84
                                             ---------                        ---------
 CCF                                         $  (9,430)                       $ (8,373)
                                             =========                        =========

                                                              Six Months Ended June 30,
                                             -----------------------------------------------------------
                                                        2004                             2003
                                             --------------------------       --------------------------
                                                 $              Margin            $              Margin
                                             ---------         --------       ---------         --------
Consolidated
 Revenue                                     $ 360,954           100.0%       $ 219,850           100.0%

 Net income (loss)                           $ (42,688)         -11.8%        $   4,897             2.2%
  Income from discontinued
    operations, net of taxes                        --             0.0%            (976)          -0.4%
  (Benefit) provision  for income
    taxes                                      (28,136)          -7.8%            3,098             1.4%
  Other (gains) and losses, net                 (1,637)          -0.5%             (283)          -0.1%
  Unrealized (gain) loss on
    derivatives                                (57,997)         -16.1%            8,960             4.1%
  Unrealized (gain)loss on Viacom
    stock                                       95,286            26.4%         (31,909)         -14.5%
  Interest expense, net                         23,501             6.5%          19,632             8.9%
                                             ---------                        ---------
 Operating income (loss)                     $ (11,671)          -3.2%        $   3,419             1.6%
  Depreciation & amortization                   37,470            10.4%          28,877            13.1%
                                             ---------                        ---------
 Adjusted EBITDA                             $  25,799             7.1%       $  32,296            14.7%
  Pre-opening costs                             14,016             3.9%           3,828             1.7%
  Non-cash lease expense                         3,275             0.9%           3,276             1.5%
  Non-cash naming rights for Gaylord
    Arena                                          448             0.1%             510             0.2%
  Impairment and other non-cash
    charges                                      1,212             0.3%              --              --
  Non-recurring ResortQuest integration
    charges                                      1,906             0.5%             N/A             N/A
  Other gains and (losses), net                  1,637             0.5%             283             0.1%
                                             ---------                        ---------
 CCF                                         $  48,293            13.4%       $  40,193            18.3%
                                             =========                        =========

Hospitality segment
 Revenue                                     $ 223,283           100.0%       $ 189,705           100.0%
 Operating income                               11,509             5.2%          25,579            13.5%
  Depreciation & amortization                   27,369            12.3%          23,158            12.2%
                                             ---------                        ---------
 Adjusted EBITDA                             $  38,878            17.4%       $  48,737            25.7%
  Pre-opening costs                             14,016             6.3%           3,828             2.0%
  Non-cash lease expense                         3,275             1.5%           3,276             1.7%
  Other gains and (losses), net                   (111)            0.0%             (27)            0.0%
                                             ---------                        ---------
 CCF                                         $  56,058            25.1%       $  55,814            29.4%
                                             =========                        =========

ResortQuest segment
 Revenue                                     $ 108,148           100.0%             N/A             N/A
 Operating income                                2,855             2.6%             N/A             N/A
  Depreciation & amortization                    4,915             4.5%             N/A             N/A
                                             ---------                        ---------
 Adjusted EBITDA                             $   7,770             7.2%             N/A             N/A
  Non-recurring ResortQuest integration
    charges                                      1,906             1.8%             N/A             N/A
  Other gains and (losses), net                     56             0.1%             N/A             N/A
                                             ---------                        ---------
 CCF                                         $   9,732             9.0%             N/A             N/A
                                             =========                        =========

Opry and Attractions segment
Revenue                                      $  29,397           100.0%       $  30,051           100.0%
 Operating income (loss)                        (2,973)         -10.1%           (1,435)          -4.8%
  Depreciation & amortization                    2,626             8.9%           2,636             8.8%
                                             ---------                        ---------
 Adjusted EBITDA                             $    (347)          -1.2%        $   1,201             4.0%
  Impairment and other non-cash
    charges                                      1,212             4.1%              --              --
  Other gains and (losses), net                      3             0.0%              --              --
                                             ---------                        ---------
 CCF                                         $     868             3.0%       $   1,201             4.0%
                                             =========                        =========

Corporate and Other segment
 Revenue                                     $     126                        $     94
 Operating loss                                (23,062)                        (20,725)
  Depreciation & amortization                    2,560                           3,083
                                             ---------                        ---------
 Adjusted EBITDA                             $ (20,502)                       $(17,642)
  Non-cash naming rights for Gaylord
   Arena                                           448                             510
  Other gains and (losses), net                  1,689                             310
                                             ---------                        ---------
 CCF                                         $ (18,365)                       $(16,822)
                                             =========                        =========


N/A - Not Applicable. ResortQuest was acquired November 20, 2003.

                                                                              12
                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                         SUPPLEMENTAL FINANCIAL RESULTS
                                    Unaudited
                    (in thousands, except operating metrics)


                                                Three Months Ended June 30,
                                              -------------------------------
                                                  2004               2003
                                              ------------       ------------
Gaylord Hospitality segment
Occupancy                                             73.5%              72.4%
ADR                                           $     143.16       $     146.30
RevPAR                                        $     105.26       $     105.92
OtherPAR (a)                                  $     125.96       $     110.02
Total RevPAR                                  $     231.22       $     215.94

Revenue                                       $    128,024       $     90,190
CCF                                           $     30,308       $     23,945
CCF Margin                                            23.7%              26.5%

Gaylord Opryland
Occupancy                                             76.2%              68.2%
ADR                                           $     143.00       $     138.29
RevPAR                                        $     109.03       $      94.35
OtherPAR (a)                                  $     104.17       $      85.16
Total RevPAR                                  $     213.20       $     179.51

Revenue                                       $     55,895       $     47,058
CCF                                           $     16,050       $      9,556
CCF Margin                                            28.7%              20.3%

Gaylord Palms
Occupancy                                             77.3%              82.4%
ADR                                           $     162.61       $     171.26
RevPAR                                        $     125.71       $     141.15
OtherPAR (a)                                  $     176.85       $     182.70
Total RevPAR                                  $     302.56       $     323.85

Revenue                                       $     38,712       $     41,436
CCF                                           $     10,473       $     13,955
CCF Margin                                            27.1%              33.7%

Gaylord Texan
Occupancy                                             64.0%                --
ADR                                           $     135.75                 --
RevPAR                                        $      86.91                 --
OtherPAR (a)                                  $     143.25                 --
Total RevPAR                                  $     230.16                 --

Revenue                                       $     31,299                 --
CCF                                           $      3,153                 --
CCF Margin                                            10.1%                --


Nashville Radisson
Operating metrics:
Occupancy                                             77.0%              65.6%
ADR                                           $      84.48       $      80.02
RevPAR                                        $      65.04       $      52.49
OtherPAR (a)                                  $      11.75       $       9.04
Total RevPAR                                  $      76.79       $      61.53

Revenue                                       $      2,118       $      1,696
CCF                                           $        632       $        434
CCF Margin                                            29.8%              25.6%


Gaylord Hospitality segment
(Same Store, excludes the Gaylord Texan)
Occupancy                                             76.6%              72.4%
ADR                                           $     145.18       $     146.30
RevPAR                                        $     111.23       $     105.92
OtherPAR (a)                                  $     120.33       $     110.02
Total RevPAR                                  $     231.57       $     215.94

Revenue                                       $     96,725       $     90,190
CCF                                           $     27,155       $     23,945
CCF Margin                                            28.1%              26.5%

(a) Includes food & beverage and other revenue per room

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                         SUPPLEMENTAL FINANCIAL RESULTS
                                    Unaudited
                    (in thousands, except operating metrics)

                                          Three Months Ended June 30,
                                          ----------------------------
                                              2004         2003 (a)
                                          ----------------------------
Operating metrics:
ResortQuest segment
Occupancy                                      51.9%          47.9%
ADR                                        $ 149.59      $  146.96
RevPAR                                     $  77.62      $   70.37
Total Units                                  17,507         17,854

(a) ResortQuest was acquired by Gaylord Entertainment Company effective November 20, 2003 and, therefore, all historical information is presented for comparative purposes only.

                                                                              14
                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                         SUPPLEMENTAL FINANCIAL RESULTS
                                    Unaudited
                    (in thousands, except operating metrics)


                                                Six Months Ended June 30,
                                             -------------------------------
                                                 2004               2003
                                             ------------       ------------
Gaylord Hospitality segment
Occupancy                                            71.2%              74.4%
ADR                                          $     147.11       $     147.48
RevPAR                                       $     104.76       $     109.76
OtherPAR (a)                                 $     125.09       $     118.64
Total RevPAR                                 $     229.85       $     228.40

Revenue                                      $    223,283       $    189,705
CCF                                          $     56,058       $     55,814
CCF Margin                                           25.1%              29.4%


Gaylord Opryland
Occupancy                                            68.3%              73.0%
ADR                                          $     139.33       $     136.60
RevPAR                                       $      95.20       $      99.77
OtherPAR (a)                                 $      95.33       $      96.06
Total RevPAR                                 $     190.53       $     195.83

Revenue                                      $     99,903       $    102,078
CCF                                          $     22,783       $     25,808
CCF Margin                                           22.8%              25.3%


Gaylord Palms
Occupancy                                            82.1%              79.4%
ADR                                          $     176.17       $     179.61
RevPAR                                       $     144.72       $     142.64
OtherPAR (a)                                 $     201.08       $     188.61
Total RevPAR                                 $     345.80       $     331.25

Revenue                                      $     88,487       $     84,299
CCF                                          $     29,288       $     29,169
CCF Margin                                           33.1%              34.6%

Gaylord Texan
Occupancy                                            64.0%                --
ADR                                          $     135.75                 --
RevPAR                                       $      86.91                 --
OtherPAR (a)                                 $     143.25                 --
Total RevPAR                                 $     230.16                 --

Revenue                                      $     31,299                 --
CCF                                          $      3,153                 --
CCF Margin                                           10.1%                --


Nashville Radisson
Occupancy                                            65.6%              64.3%
ADR                                          $      82.65       $      80.88
RevPAR                                       $      54.22       $      52.03
OtherPAR (a)                                 $      10.68       $       8.66
Total RevPAR                                 $      64.90       $      60.69

Revenue                                      $      3,594       $      3,328
CCF                                          $        834       $        837
CCF Margin                                           23.2%              25.2%


Gaylord Hospitality segment
(Same Store, excludes the Gaylord Texan)
Occupancy                                            72.4%              74.4%
ADR                                          $     148.75       $     147.48
RevPAR                                       $     107.66       $     109.76
OtherPAR (a)                                 $     122.14       $     118.64
Total RevPAR                                 $     229.80       $     228.40

Revenue                                      $    191,984       $    189,705
CCF                                          $     52,905       $     55,814
CCF Margin                                           27.6%              29.4%

(a) Includes food & beverage and other revenue per room

            GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                         SUPPLEMENTAL FINANCIAL RESULTS

                               Unaudited
               (in thousands, except operating metrics)

                                          Six Months Ended June 30,
                                          -------------------------
                                             2004         2003 (a)
                                          ----------    -----------
Operating metrics:
ResortQuest segment
Occupancy                                      55.4%         52.1%
ADR                                        $ 138.67     $  136.09
RevPAR                                     $  76.87     $   70.92
Total Units                                  17,507        17,854

(a) ResortQuest was acquired by Gaylord Entertainment Company effective November 20, 2003 and, therefore, all historical information is presented for comparative purposes only.

                   GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                    RECONCILIATION OF FORWARD-LOOKING STATEMENTS
                                      Unaudited
                      (in thousands, except operating metrics)

Adjusted Earnings Before Interest, Taxes,
Depreciation and Amortization ("Adjusted
EBITDA") and Consolidated Cash Flow ("CCF") reconciliation:

                                                 Guidance           Guidance
                                             3rd Quarter 2004    Full Year 2004
                                                     $                  $
Consolidated
  Estimated Operating income (loss)               $  2,600          $  (9,100)
    Estimated Depreciation & amortization           20,900             79,700
                                                  --------          ---------
  Estimated Adjusted EBITDA                       $ 23,500          $  70,600
    Estimated Pre-opening costs                          0             14,000
    Estimated Non-cash lease expense                 1,600              6,600
    Estimated Non-cash naming rights for
Gaylord Arena                                          200              1,000
    Estimated  Non-cash impairment                       0              1,200
    Estimated Non-recurring ResortQuest
      integration charges                            1,000              3,700
    Estimated Gains and (losses), net                  700              2,900
                                                  --------          ---------
  Estimated CCF                                   $ 27,000          $ 100,000

Hospitality segment
  Estimated Operating income (loss)               $    400          $  29,100
    Estimated Depreciation & amortization           16,000             59,400
                                                  --------          ---------
  Estimated Adjusted EBITDA                       $ 16,400          $  88,500
    Estimated Pre-opening costs                         --             14,000
    Estimated Non-cash lease expense                 1,600              6,600
    Estimated Gains and (losses), net                   --               (100)
                                                  --------          ---------
  Estimated CCF                                   $ 18,000          $ 109,000
                                                  ========          =========

ResortQuest segment
  Estimated Operating income (loss)               $ 11,500          $   6,300
    Estimated Depreciation & amortization            2,400             10,000
                                                  --------          ---------
  Estimated Adjusted EBITDA                       $ 13,900          $  16,300
    Estimated Non-recurring ResortQuest
      integration charges                            1,000              3,700
    Estimated Gains and (losses), net                   --                 --
                                                  --------          ---------
  Estimated CCF                                   $ 14,900          $  20,000
                                                  ========          =========

Opry and Attractions segment
  Estimated Operating income (loss)               $  1,700          $   1,500
    Estimated Depreciation & amortization            1,300              5,300
                                                  --------          ---------
  Estimated Adjusted EBITDA                       $  3,000          $   6,800
    Estimated  Non-cash impairment                      --              1,200
    Estimated Gains and (losses), net                   --                 --
                                                  --------          ---------
  Estimated CCF                                   $  3,000          $   8,000
                                                  ========          =========

Corporate and Other segment
  Estimated Operating income (loss)                (11,000)           (46,000)
    Estimated Depreciation & amortization            1,200              5,000
                                                  --------          ---------
  Estimated Adjusted EBITDA                       $ (9,800)         $ (41,000)
    Estimated Non-cash naming rights for
Gaylord Arena                                          200              1,000
    Estimated Gains and (losses), net                  700              3,000
                                                  --------          ---------
  Estimated CCF                                   $ (8,900)         $ (37,000)
                                                  ========          =========